Exhibit 99.1

OMEGA FLEX, INC.

Manufacturer of flexible metal hose and gas piping products

Westfield, Massachusetts	Contact: Kevin R. Hoben
October 24 2006	(413) 564-5731

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS - This news release contains forward-looking statement, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Omega Flex to control. Certain statement in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts, but rather reflect Omega Flex’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Omega Flex (or entities in which Omega Flex has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. Omega Flex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Omega Flex today reported its results of operations for the Third Quarter, 2006:

OMEGA FLEX, INC. (OFLX)	EARNINGS DIGEST

Three Months Ended September 30:	2006	2005

Revenues	$19,283,000	$17,116,000

Net income before unusual items (Non-GAAP Financial Measure)	3,239,000	2,504,000
Stock-based compensation expense (net of tax)	---	(53,000)
Unusual litigation expenses (net of tax)	(5,558,000)	(511,000)
Net income (loss) (GAAP Financial Measure)	($2,319,000)	$1,940,000
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Basic and diluted earnings per share:
Net income before unusual items (Non-GAAP Financial Measure) per common share	$0.32	$0.25
Stock-based compensation expense (net of tax)	---	(0.01)
Unusual litigation expenses (net of tax)	(0.55)	(0.05)
Net income (loss) (GAAP Financial Measure) per common share	$0.23	$0.19
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Nine Months Ended September 30:	2006	2005

Revenues	$54,506,000	$45,649,000

Net income before unusual items (Non-GAAP Financial Measure)	8,594,000	6,104,000
Stock-based compensation expense (net of tax)	---	(362,000)
Unusual litigation expenses (net of tax)	(6,370,000)	(734,000)
Net income (GAAP Financial Measure)	$2,224,000	$5,008,000
	==========	=========
Basic and diluted earnings per share:
Net income before unusual items (Non-GAAP Financial Measure) per common share	$0.85	$0.60
Stock-based compensation expense (net of tax)	---	(0.04)
Unusual litigation expenses (net of tax)	(0.63)	(0.07)
Net income (GAAP Financial Measure) per common share	$0.22	$0.49
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Kevin R. Hoben, President and CEO, indicated the Company’s Revenues improved 13% over Revenues in the third quarter 2005, and Net Income Before Unusual Items (a non-GAAP financial measure that reports net income before unusual or anomalous items) improved 29% over same period. Revenues for the nine months to date increased 19% and Net Income Before Unusual Items increased 41% over the same period last year. Revenue increases have come from conversion of competitive products in the Company’s largest market (residential construction), and strategic initiatives resulting in accelerating sales in the non-residential sector.

Net Income Before Unusual Items is a non-GAAP financial measure that represents the Company's after-tax earnings exclusive of items that the Company believes are unusual in nature. Management believes that the unusual items identified, while not necessarily "nonrecurring", are sufficiently anomalous to warrant the presentation of a separate financial measure which allows investors to evaluate the Company's performance exclusive of these items. The unusual items consist of (1) non-recurring stock-based compensation (a non-cash charge to earnings), the obligation for which was cancelled at the time of the “Spin-Off” in July 2005 as explained more fully in the Company’s filings with the Securities and Exchange Commission; and (2) charges incurred regarding the settlement of the Arkansas class action litigation, including defense costs, also explained more fully in the Company’s filings with the Securities and Exchange Commission.

The first Unusual Item, consisting of non-recurring stock-based compensation served to suppress earnings $0.01 and $0.04 per share for the third quarter and nine months to date 2005, respectively.

The second Unusual Item relates to the settlement of the Arkansas class action litigation, which was disclosed on Form 8-K filed on September 6, 2006. The expenses of settlement, including the costs incurred by the Company in defending the litigation, are identified as Unusual Litigation Expenses (net of tax). These expenses served to suppress Net Income (Loss) by ($0.55) per share for the third quarter and ($0.63) per share for nine months to date compared to ($0.05) and ($0.07) per share for the same periods last year.

After deducting the above two unusual items, Net Income (Loss), a GAAP financial measure, resulted in a loss of ($0.23) per share in the third quarter 2006 versus income of $0.19 per share in the same period 2005. For the nine months ended September 30, Net Income was $0.22 and $0.49 respectively for the years 2006 and 2005.

OMEGA FLEX, Inc., 451 Creamery Way, Exton, PA 19341-2509

Tel: 800-671-8622 or 610-524-7272 Fax: 610-524-7582

Omega Flex Corporate Office, 260 North Elm St., Westfield, MA 01085, Tel: 413-875-1000, Fax: 413-564-5814